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                               BROWN & WOOD LLP

                            ONE WORLD TRADE CENTER
                           NEW YORK, N.Y. 10048-0057
                            TELEPHONE: 212-839-5300
                            FACSIMILE: 212-839-5599




                                                July 22, 1999


Merrill Lynch Special Value Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Ladies and Gentlemen:

We consent to the incorporation by reference in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File Nos. 2-60836 and 811-2809) of our opinion filed as an Exhibit to Post-Effective Amendment No. 25 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                                Very truly yours,

                                                /s/ Brown & Wood LLP